FIRST SAVINGS BANK
                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN II



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                               FIRST SAVINGS BANK
                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN II





Article I - Introduction ....................................................  1

Article II - Definitions ....................................................  1

Article III - Eligibility and Participation .................................  4

Article IV - Benefits .......................................................  4

Article V - Accounts ........................................................  6

Article VI - Supplemental Benefit Payments ..................................  7

Article VII - Claims Procedures .............................................  9

Article VIII - Amendment and Termination .................................... 10

Article IX - General Provisions ............................................. 10

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                                    ARTICLE I
                                  INTRODUCTION

SECTION 1.01  PURPOSE, DESIGN AND INTENT.

(a) The purpose of the First Savings Bank Supplemental Executive Retirement Plan II (the "Plan") is to assist First Savings Bank (the "Bank") and its affiliates in retaining the services of key employees until their retirement OR TERMINATION IN CONNECTION WITH A CHANGE IN CONTROL (AS DEFINED HEREIN), to induce such employees to use their best efforts to enhance the business of the Bank and its affiliates, and to provide certain supplemental retirement benefits to such employees. The Bank intends for the Plan to provide eligible executives with benefits that would have otherwise been provided under its tax-qualified employee stock ownership plan and 401(k) plan, but for certain limitations imposed on such plans by the Internal Revenue Code. The Bank also intends for the Plan to protect the executives from a possible reduction in anticipated benefits under the employee stock ownership plan as a result of their retirement or a change in control prior to the complete repayment of the loans used by the trustee of that plan to acquire shares of common stock of First Sentinel Bancorp. This document amends and restates in its entirety the previous governing document of the Plan.

(b) The Plan, in relevant part, is intended to constitute an unfunded "excess benefit plan" as defined in Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended. The Plan is specifically designed to provide certain key employees with retirement benefits that would have been provided under various tax-qualified retirement plans sponsored by the Bank but for the applicable limitations placed on benefits and contributions under such plans by various provisions of the Internal Revenue Code of 1986, as amended.

                                   ARTICLE II
                                   DEFINITIONS

SECTION 2.01 DEFINITIONS. In this Plan, whenever the context so indicates, the singular or the plural number and the masculine or feminine gender shall be deemed to include the other, the terms "he," "his," and "him," shall refer to a Participant or a beneficiary of a Participant, as the case may be, and, except as otherwise provided, or unless the context otherwise requires, the capitalized terms shall have the following meanings:

(a) "AFFILIATE" means any corporation, trade or business, which, at the time of reference, is together with the Bank, a member of a controlled group of corporations, a group of trades or businesses (whether or not incorporated) under common control, or an affiliated service group, as described in Sections 414(b), 414(c), and 414(m) of the Code, respectively, or any other organization treated as a single employer with the Bank under Section 414(o) of the Code.

(b)   "APPLICABLE   LIMITATIONS"  means  one  or  more  of  the  following,   as
applicable:

            (i) the maximum limitations on annual additions to a tax-qualified defined contribution plan under Section 415(c) of the Code;


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            (ii)  the maximum  limitation on the annual  amount of  compensation that  may,  under  Section  401(a)(17)  of the Code,  be taken  into
            account  in   determining   contributions   to  and  benefits  under
            tax-qualified plans; and

            (iii) the maximum limitations, under Sections 401(k), 401(m), or 402(g) of the Code, on pre-tax contributions that may be made to a qualified defined contribution plan.

(c)   "BANK" means First Savings Bank and its successors.

(d)   "BOARD OF DIRECTORS" means the Board of Directors of the Bank.

(e) "CHANGE IN CONTROL" Change in Control of the Bank or the Company shall mean an event of a nature that: (i) would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Bank or the Company within the meaning of the Change in Bank Control Act and the Rules and Regulations promulgated by the Federal Deposit Insurance Corporation ("FDIC") at 12 C.F.R. ss. 303.4(a), with respect to the Bank, and the Rules and Regulations promulgated by the Office of Thrift Supervision ("OTS") (or its predecessor agency), with respect to the Company, as in effect on the date of this Agreement; or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (A) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of voting securities of the Bank or the Company representing 20% or more of the Bank's or the Company's outstanding voting securities or right to acquire such securities except for any voting securities of the Bank purchased by the Company and any voting securities purchased by any employee benefit plan of the Company or its Subsidiaries, or (B) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by a Nominating Committee solely composed of members which are Incumbent Board members, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board, or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction occurs or is effectuated in which the Bank or Company is not the resulting entity, or (D) a proxy statement has been distributed soliciting proxies from stockholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or Bank with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or property or securities not issued by the Bank or the Company shall be distributed, or (E) a tender offer is made for 20% or more of the voting securities of the Bank or Company then outstanding.

(f)   "CODE" means the Internal Revenue Code of 1986, as amended.

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(g)   "COMMITTEE"  means the  person(s)  designated  by the Board of  Directors, pursuant to Section 9.02 of the Plan, to administer the Plan.

(h)   "COMMON STOCK" means the common stock of the Company.

(i)   "COMPANY" means First Sentinel Bancorp, Inc. and its successors.

(j) "ELIGIBLE INDIVIDUAL" means any Employee of the Bank or an Affiliate who participates in the ESOP or the Savings Plan, as the case may be, and whom the Board of Directors determines is one of a "select group of management or highly compensated employees," as such phrase is used for purposes of Sections 101, 201, and 301 of ERISA.

(k)   "EMPLOYEE" means any person employed by the Bank or an Affiliate.

(l)   "EMPLOYER" means the Bank or Affiliate that employs the Employee.

(m) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

(n) "ESOP" means the First Savings Bank Employee Stock Ownership Plan, as amended from time to time.

(o) "ESOP ACQUISITION LOAN" means a loan or other extension of credit incurred by the trustee of the ESOP in connection with the purchase of Common Stock on behalf of the ESOP.

(p) "ESOP VALUATION DATE" means any day as of which the investment experience of the trust fund of the ESOP is determined and individuals' accounts under the ESOP are adjusted accordingly.

(q)   "EFFECTIVE DATE" means January 1, 1997.

(r) "PARTICIPANT" means an Eligible Employee who is entitled to benefits under the Plan.

(s) "PLAN" means this First Savings Bank Supplemental Executive Retirement Plan, as amended and restated.

(t) "RETIREMENT" means Normal Retirement or Early Retirement as such terms are defined under the ESOP.

(u) "SAVINGS PLAN" means the Incentive Savings Plan for Employees of First Savings Bank, as amended from time to time.

(v) "SUPPLEMENTAL BENEFITS" means collectively the Supplemental ESOP Benefit and the Supplemental Savings Benefit.

(w) "SUPPLEMENTAL ESOP ACCOUNT" means an account established by an Employer, pursuant to Section 5.01 of the Plan, with respect to a Participant's Supplemental ESOP Benefit.

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(x)   "SUPPLEMENTAL  ESOP BENEFIT"  means the benefit  credited to a Participant pursuant to Section 4.01 of the Plan.

(y) "SUPPLEMENTAL SAVINGS BENEFIT" means the benefit credited to a Participant pursuant to Section 4.03 of the Plan.

(z)   "SUPPLEMENTAL   SAVINGS  ACCOUNT"  means  an  account  established  by  an
Employer, pursuant to Section 5.03 of the Plan, with respect to a Participant Supplement Savings Benefit.

(aa) "SUPPLEMENTAL STOCK OWNERSHIP ACCOUNT" means an account established by an Employer, pursuant to Section 5.02 of the Plan, with respect to a Participant's Supplemental Stock Ownership Benefit.

(bb) "SUPPLEMENTAL STOCK OWNERSHIP BENEFIT" means the benefit credited to a Participant pursuant to Section 4.02 of the Plan.

                                   ARTICLE III
                          ELIGIBILITY AND PARTICIPATION

SECTION 3.01  ELIGIBILITY AND PARTICIPATION

(a) Each Eligible Employee may participate in the Plan. An Eligible Employee shall become a Participant in the Plan upon designation as such by the Board of Directors. An Eligible Employee whom the Board of Directors designates as a Participant in the Plan shall commence participation as of the date established by the Board of Directors. The Board of Directors shall establish an Eligible Employee's date of participation at the same time it designates the Eligible Employee as a Participant in the Plan. Current Participants of the Plan, as of the date of this amendment and restatement, shall continue participation in the Plan without interruption until such time as the Board of Directors designates otherwise.

(b) The Board of Directors may, at any time, designate an Eligible Employee as a Participant for any or all supplemental benefits provided for under
      Article IV of the Plan.

                                   ARTICLE IV
                                    BENEFITS

SECTION 4.01  SUPPLEMENTAL ESOP BENEFIT

As of the last day of each plan year of the ESOP, the Employer shall credit the Participant's Supplemental ESOP Account with a Supplemental ESOP Benefit equal to the excess of (a) over (b), where:

(a) Equals the annual contributions made by the Employer and/or the number of shares of Common Stock released for allocation in connection with the repayment of an ESOP Acquisition Loan that would otherwise be allocated to the accounts of the Participant under

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      the ESOP for the  applicable  plan year if the provisions of the ESOP were administered without regard to and of the Applicable Limitations; and

(b) Equals the annual contributions made by the Employer and for the number of shares of common stock released for allocation in connection with the repayment of an ESOP Acquisition Loan that are actually allocated to the accounts of the Participant under the provisions of the ESOP for that particular plan year after giving effect to any reduction of such allocation required by the limitations imposed by any of the Applicable Limitations.

SECTION 4.02  SUPPLEMENTAL STOCK OWNERSHIP BENEFIT.

(a) Upon a Participant's Retirement from the Employer, the Employer shall credit to the Participant's Supplemental Stock Ownership Account a Supplemental Stock Ownership Benefit equal to (i) less (ii), the result of which is multiplied by (iii), where:

      (i) Equals the total number of shares of Common Stock acquired with the proceeds of all ESOP Acquisition Loans (together with any dividends, cash proceeds, or other medium related to such ESOP Acquisition Loans) that would have been allocated or credited for the benefit of the Participant under the ESOP and/or this Plan, as the case may be, had the Participant continued in the employ of the Employer through the first ESOP Valuation Date following the last scheduled payment of principal and interest on all ESOP Acquisition Loans outstanding at the time of the Participant's Retirement; and

      (ii) Equals the total number of shares of Common Stock acquired with the proceeds of all ESOP Acquisition Loans (together with any dividends, cash proceeds, or other medium related to such ESOP acquisition Loans) and allocated for the benefit of the Participant under the ESOP and/or this Plan as of the first ESOP Valuation Date following the Participant's Retirement; and

      (iii) Equals the higher of the closing price of the Common Stock as of:

            (A) The first ESOP Valuation Date following the Participant's Retirement, or

            (B)   The  last  day  of  the  Participant's   employment  with  the
                  Employer.

(b) For purposes of clause: (i) of subsection (a) of this Section 4.02, the total number of shares of Common Stock shall be determined by multiplying the sum of (i) and (ii) by (iii), where:

      (i) equals the average of the total shares of Common Stock acquired with the proceeds of an ESOP Acquisition Loan and allocated for the benefit of the Participant under the ESOP as of three most recent ESOP Valuation Dates preceding the Participant's Retirement (or lesser number if the Participant has not participated in the ESOP for three full years);

      (ii) equals the average number of shares of Common Stock credited to the Participant's Supplemental ESOP Account for the three most recent plan years of

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            the ESOP (such that the three recent plan years coincide with the three most recent ESOP  Valuation  Dates  referred to in (i) above);
            and

      (iii) equals the total number of scheduled annual payments remaining on the ESOP Acquisition Loans as of the Participant's Retirement.

(c) Notwithstanding the applicable provisions of paragraphs (a) and (b) of this Section 4.02, in the event of a Change in Control:

      (i) A Participant's Retirement shall be deemed to have occurred as of the effective date of the Change in Control, as determined by the Board of Directors, regardless of whether the Participant continues in the employ of the Employer following the Change in Control; and

      (ii) The determination of fair market value of the Common Stock shall be made as the effective date of the Change in Control.

SECTION 4.03  SUPPLEMENTAL SAVINGS BENEFIT.

(a) A Participant's Supplemental Savings Benefit under the Plan shall equal the difference between (i) and (ii), where:

      (i) equals the maximum amount the Participant would be permitted to contribute to the Savings Plan for a given year but for the Applicable Limitations; and

      (ii)  equals the  Participant's  actual  deferrals  made into the  Savings
            Plan.

(b)   The  Participant  shall only be eligible for a benefit  under this Section
      4.03 if he defers the maximum amount possible under the Savings Plan, taking into consideration the Applicable Limitations.

(c) The benefit provided under this Section 4.03 shall be in the form of a credit by the Bank to the Participant's Supplemental Savings Accounts and shall not come from only deferral of compensation otherwise currently payable to the Participant.

                                    ARTICLE V
                                    ACCOUNTS

SECTION 5.01  SUPPLEMENTAL ESOP BENEFIT ACCOUNT

For each Participant who is credited with a benefit pursuant to Section 4.01 of the Plan, the Employer shall establish, as a memorandum account on its books, a Supplemental ESOP Account. Each year, the Committee shall credit to the Participant's Supplemental ESOP Account the amount of benefits determined under
Section 4.01 of the Plan for that year. The Committee shall credit the account with an amount equal to the appropriate number of shares of Common Stock or other medium of contribution that would have otherwise been made to the Participant's accounts under the ESOP but for the limitations imposed by the Code. Shares of


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Common  Stock  shall be valued  under this Plan in the same  manner as under the
ESOP. Cash contributions credited to a Participant's Supplemental ESOP Account shall be credited annually with interest at a rate equal to the combined weighted return provided to the Participant's non-stock accounts under the ESOP.

SECTION 5.02  SUPPLEMENTAL STOCK OWNERSHIP ACCOUNT

The Employer shall establish, as a memorandum account on its books, a Supplemental Stock Ownership Account. Upon a Participant's Retirement or in the event of a Change in Control, the Committee shall credit to the Participant's Supplemental Stock Ownership Account the amount of benefits determined under
Section 4.02 of the Plan. The Committee shall credit the account with an amount equal to the appropriate number of shares of Common Stock or other medium of contribution that would have otherwise been made to the Participant's accounts under the ESOP but for the Participant's Retirement. Shares of Common Stock shall be valued under this Plan in the same manner as under the ESOP. Cash contributions credited to a Participant's Supplemental Stock Ownership Account shall be credited annually with interest at a rate equal to the combined weighted return provided to the Participant's non-stock accounts under the ESOP.

SECTION 5.03  SUPPLEMENTAL SAVINGS ACCOUNT.

The Employer shall establish a memorandum account, the "Supplemental Savings Account" for each Participant on its books, and each year the Committee will credit the amount of contributions determined under Section 4.03 of the Plan. Contributions credited to a Participant's Supplemental Savings Account shall be credited monthly with interest at a rate equal to the combined weighted return provided to the Participant's matching contribution and/or other Employer contribution account(s) under the Savings Plan.

                                   ARTICLE VI
                          SUPPLEMENTAL BENEFIT PAYMENTS

SECTION 6.01  PAYMENT OF SUPPLEMENTAL ESOP BENEFIT.

(a) A Participant's Supplemental ESOP Benefit shall be paid to the Participant or in the event of the Participant's death, to his beneficiary in the same form, time and medium (I.E., cash and/or shares of Common Stock) as his benefits are paid under the ESOP.

(b) A Participant shall vest in his Supplemental ESOP benefit in accordance with the provisions of Section 6.04 of this Plan.

SECTION 6.02  PAYMENT OF SUPPLEMENTAL STOCK OWNERSHIP BENEFIT

(a) A Participant's Supplemental Stock Ownership Benefit shall be paid to the Participant or in the event of the Participant's death, to his beneficiary in the same form, time and medium (I.E., cash and/or shares of Common Stock) as his benefits are paid under the ESOP.

(b) A Participant shall vest in his Supplemental Stock Ownership Benefit in accordance with the Provisions of Section 6.04 of this Plan, provided, however, that the Participant shall


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      immediately  become  fully  vested  in his  Supplemental  Stock  Ownership
      Benefit in the event of a Change in Control.

SECTION 6.03  PAYMENT OF SUPPLEMENTAL SAVINGS BENEFIT.

(a) A Participant's Supplemental Savings Benefit shall be paid to the Participant or in the event of the Participant's death, to his beneficiary in the same form, and at the same time as his benefits are paid under the Savings Plan.

(b) A Participant shall vest in his Supplemental Savings Benefit in accordance with Section 6.04 of this Plan

SECTION 6.03  ALTERNATIVE PAYMENT OF BENEFITS.

Notwithstanding the other provisions of this Article VI, a Participant may, with prior written consent of the Committee and upon such terms and conditions as the Committee may impose, request that the Supplemental ESOP Benefit and/or the Supplemental Stock Ownership Benefit and/or the Supplemental Savings Benefit to which he is entitled be paid commencing at a different time, over a different period, in a different form, or to different persons, than the benefit to which he or his beneficiary may be entitled under the ESOP or the Savings Plan.

SECTION 6.04      VESTING IN SUPPLEMENTAL BENEFITS

Except as otherwise provided for in Section 6.02(b) of the Plan, a Participant shall vest in his Supplemental ESOP and his Supplemental Stock Ownership Benefit according to the following schedule:

ANNIVERSARY OF PARTICIPATION IN THIS PLAN            VESTED PERCENTAGE

                     1st                                     20%

                     2nd                                     40%

                     3rd                                     60%

                     4th                                     80%

                     5th                                     100%

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                                   ARTICLE VII
                                CLAIMS PROCEDURES

SECTION 7.01  CLAIMS REVIEWER

For purposes of handling claims with respect to this Plan, the "Claims Reviewer" shall be the Committee, unless the Committee designates another person or group of persons as Claims Reviewer.


SECTION 7.02  CLAIMS PROCEDURE

(a) An initial claim for benefits under the Plan must be made by the Participant or his or her beneficiary or beneficiaries in accordance with the terms of this Section 7.02.

(b) Not later than ninety (90) days after receipt of such a claim, the Claims Reviewer will render a written decision on the claim to the claimant, unless special circumstances require the extension of such 90-day period. If such extension is necessary, the Claims Reviewer shall provide the Participant or the Participant's beneficiary or beneficiaries with written notification of such extension before the expiration of the initial 90-day period. Such notice shall specify the reason or reasons for the extension and the date by which a final decision can be expected. In no event shall such extension exceed a period of ninety (90) days from the end of the initial 90-day period.

(c) In the event the Claims Reviewer denies the claim of a Participant or any beneficiary in whole or in part, the Claims Reviewer's written notification shall specify, in a manner calculated to be understood by the claimant, the reason for the denial; a reference to the Plan or other document or form that is the basis for the denial; a description of any additional material or information necessary for the claimant to perfect the claim; an explanation as to why such information or material is necessary; and an explanation of the applicable claims procedure.

(d) Should the claim be denied in whole or in part and should the claimant be dissatisfied with the Claims Reviewer's disposition of the claimant's claim, the claimant may have a full and fair review of the claim by the Committee upon written request submitted by the claimant or the claimant's duly authorized representative and received by the Committee within sixty
      (60) days after the claimant receives written notification that the claimant's claim has been denied. In connection with such review, the claimant or the claimant's duly authorized representative shall be entitled to review pertinent documents and submit the claimant's views as to the issues, in writing. The Committee shall act to deny or accept the claim within sixty (60) days after receipt of the claimant's written request for review unless special circumstances require the extension of such 60-day period. If such extension is necessary, the Committee shall provide the claimant with written notification of such extension before the expiration of such initial 60-day period. In all events, the Committee shall act to deny or accept the claim within 120 days of the receipt of the claimant's written request for review. The action of the Committee shall be in the form of a written notice to


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      the claimant and its contents  shall include all of the  requirements  for action on the original claim.

(e) In no event may a claimant commence legal action for benefits the claimant believes are due the claimant until the claimant has exhausted all of the remedies and procedures afforded the claimant by this Article VII.

                                  ARTICLE VIII
                            AMENDMENT AND TERMINATION

SECTION 8.01  AMENDMENT OF THE PLAN

The Bank may from time to time and at any time amend the Plan; provided, however, that such amendment may not adversely affect the rights of any Participant or beneficiary with respect to any benefit under the Plan to which the Participant or beneficiary may have previously become entitled prior to the effective date of such amendment without the consent of the Participant or beneficiary. The Committee shall be authorized to make minor or administrative changes to the Plan, as well as amendments required by applicable federal or state law (or authorized or made desirable by such statutes); provided, however, that such amendments must subsequently be ratified by the Board of Directors.

SECTION 8.02  TERMINATION OF THE PLAN

The Bank may at any time terminate the Plan; provided, however, that such termination may not adversely affect the rights of any Participant or beneficiary with respect to any benefit under the Plan to which the Participant or beneficiary may have previously become entitled prior to the effective date of such termination without the consent of the Participant or beneficiary. Unless an election for distribution is made by the Participant, any amounts credited to the supplemental accounts of any Participant shall remain subject to the provisions of the Plan and no distribution of benefits shall be accelerated because of termination of the Plan.

                                   ARTICLE IX
                               GENERAL PROVISIONS

SECTION 9.01  UNFUNDED, UNSECURED PROMISE TO MAKE PAYMENTS IN THE FUTURE

The right of a Participant or any beneficiary to receive a distribution under this Plan shall be an unsecured claim against the general assets of the Bank or its Affiliates and neither a Participant nor his designated beneficiary or beneficiaries shall have any rights in or against any amount credited to any account under this Plan or any other assets of the Bank or an Affiliate. The Plan at all times shall be considered entirely unfunded both for tax purposes and for purposes of Title I of ERISA. Any funds invested hereunder shall continue for all purposes to be part of the general assets of the Bank or an Affiliate and available to its general creditors in the event of bankruptcy or insolvency. Accounts under this Plan and any benefits which may be payable pursuant to this Plan are not subject in any manner to anticipation, sale, alienation, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of a Participant or a Participant's


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


beneficiary. The Plan constitute a mere promise by the Bank or Affiliate to make benefit payments in the future. No interest or right to receive a benefit may be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such Participant or beneficiary, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

SECTION 9.02  COMMITTEE AS PLAN ADMINISTRATOR

(a) The Plan shall be administered by the Committee designated by the Board of Directors.

(b) The Committee shall have the authority, duty and power to interpret and construe the provisions of the Plan as it deems appropriate. The Committee shall have the duty and responsibility of maintaining records, making the requisite calculations and disbursing the payments hereunder. In addition, the Committee shall have the authority and power to delegate any of its administrative duties to employees of the Bank or Affiliate, as they may deem appropriate. The Committee shall be entitled to rely on all tables, valuations, certificates, opinions, data and reports furnished by any actuary, accountant, controller, counsel or other person employed or retained by the Bank with respect to the Plan. The interpretations, determination, regulations and calculations of the Committee shall be final and binding on all persons and parties concerned.

SECTION 9.03  EXPENSES

Expenses of administration of the Plan shall be paid by the Bank or an Affiliate.

SECTION 9.04  STATEMENTS.

The Committee shall furnish individual annual statements of accrued benefits to each Participant, or current beneficiary, in such form as determined by the Committee or as required by law.

SECTION 9.05  RIGHTS OF PARTICIPANTS AND BENEFICIARIES

(a) The sole rights of a Participant or beneficiary under this Plan shall be to have this Plan administered according to its provisions, to receive whatever benefits he or she may be entitled to hereunder.

(b) Nothing in the Plan shall be interpreted as a guaranty that any funds in any trust which may be established in connection with the Plan or assets of the Bank or an Affiliate will be sufficient to pay any benefit hereunder.

(c) The adoption and maintenance of this Plan shall not be construed as creating any contract of employment or service between the Bank or an Affiliate and any Participant or other individual. The Plan shall not affect the right of the Bank or an Affiliate to deal with any Participants in employment or service respects, including their hiring, discharge, compensation, and conditions of employment or other service.

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


SECTION 9.06  INCOMPETENT INDIVIDUALS

The Committee may from time to time establish rules and procedures which it determines to be necessary for the proper administration of the Plan and the benefits payable to a Participant or beneficiary in the event that such Participant or beneficiary is declared incompetent and a conservator or other person legally charged with that Participant's or beneficiary's care is appointed. Except as otherwise provided herein, when the Committee determines that such Participant or beneficiary is unable to manage his or her financial affairs, the Committee may pay such Participant's or beneficiary's benefits to such conservator, person legally charged with such Participant's or beneficiary's care, or institution then contributing toward or providing for the care and maintenance of such Participant or beneficiary. Any such payment shall constitute a complete discharge of any liability of the Bank or an Affiliate and the Plan for such Participant or beneficiary.

SECTION 9.07      SALE, MERGER, OR CONSOLIDATION OF THE BANK

The Plan shall be binding upon and inure to the benefit of any successor organization succeeding to substantially all of the assets and business of the Employer. The Employer agrees that it will make appropriate provision for the preservation of participants' rights under the Plan in any agreement or plan which it may enter into to effect any merger, consolidation, reorganization or transfer of assets. Any legal fees incurred by a Participant in determining benefits to which such Participant is entitled under the Plan following a sale, merger, or consolidation of the Bank or an Affiliate of which the Participant is an Employee or, if applicable, a member of the Board of Directors, shall be paid by the resulting or succeeding entity. Upon such a merger, consolidation, reorganization, or transfer of assets, the term "Employer" shall refer to the successor organization and the Plan shall continue in full force and effect. Not later than three business days after a change in control of the Employer, the Employer or the successor organization shall (i) deposit, in an irrevocable grantor trust (the "Trust"), an amount reasonably projected to be sufficient to fund the payment of all benefits that are or may become payable under the Plan after the closing date of the change in control, and (ii) provide the Trustee of the Trust with a written direction both to hold said amount and any investment return thereon in segregated accounts for the benefit of the Participants and their beneficiaries, and to follow the procedures set forth in the next paragraph as to the payment of such amounts from the Trust. The provisions of this Section 9.07(b) shall be null and void with respect to any Participant only if the Participant provides a written release of the obligations of the Employer under this provision. After a change in control of the Employer, the Participant may provide the trustee of the Trust with a written notice directing the trustee to pay to the Participant an amount designated in the notice as being payable pursuant to the terms of this Plan. Within three business days after receiving said notice, the trustee of the Trust shall pay such amount to the Participant, and coincidentally shall provide the Employer or its successor with notice of such payment. Upon the Trust's final payment of all amounts due under the Plan to all Participants, the trustee of the Trust shall pay to the Bank the entire balance, if any, remaining in the segregated accounts maintained for the benefit of the Participants. The Participants shall thereafter have no further interest in the Trust.

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


SECTION 9.08  LOCATION OF PARTICIPANTS

Each Participant shall keep the Bank informed of his or her current address and the current address of his or her designated beneficiary or beneficiaries. The Bank shall not be obligated to search for any person. If such person is not located within three (3) years after the date on which payment of the Participant's benefits payable under this Plan may first be made, payment may be made as though the Participant or his or her beneficiary had died at the end of such three-year period.

SECTION 9.09  LIABILITY OF THE BANK AND ITS AFFILIATES

Notwithstanding any provision herein to the contrary, neither the Bank nor any individual acting as an employee or agent of the Bank shall be liable to any Participant, former Participant, beneficiary, or any other person for any claim, loss, liability or expense incurred in connection with the Plan, unless attributable to fraud or willful misconduct on the part of the Bank or any such employee or agent of the Bank.

SECTION 9.10  GOVERNING LAW

All questions pertaining to the construction, validity and effect of the Plan shall be determined in accordance with the laws of the United States and to the extent not preempted by such laws, by the laws of the State of New Jersey.



******************************************************************************




Having been approved by its Board of Directors on November 15, 2000, this Amended and Restated Plan is executed by its duly authorized officer this 15th day of November, 2000.

                                                FIRST SAVINGS BANK


Attest:   s/ ANN C. CLANCY                      By: /s/ PHILIP T. RUEGGER, JR.
          ----------------                          --------------------------
        Corporate Secretary                         Chairman of the Board

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